Positioned to deliver outsized and enduring shareholder value


stratasys
stratasys
stratasys

MAY/JUNE 2023

stratasys

Forward-looking statements

Cautionary Statement Regarding Forward-Looking Statements

The statements in this slide presentation regarding Stratasys' strategy, and the statements regarding its projected future financial performance, including the financial guidance concerning its expected results for 2023, are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with Stratasys' business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: factors relating to the tender offer commenced by Nano Dimension Ltd. ("Nano"), including actions taken by Nano in connection with its offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer, the completion or failure to complete the offer, on Stratasys' businesses, or other developments involving Nano; the ultimate outcome of the transaction with Desktop Metal, Inc. ("Desktop Metal"); the timing of the transaction with Desktop Metal; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction with Desktop Metal; the ability to satisfy closing conditions to the completion of the transaction with Desktop Metal (including any necessary shareholder approvals); other risks related to the completion of the transaction with Desktop Metal and actions related thereto; the degree of our success at introducing new or improved products and solutions that gain market share; the extent of growth of the 3D printing market generally; the duration and severity of headwinds caused by current macro-economic trends that have been adversely affecting, and may continue to adversely affect, our results, including unfavorable currency exchange rates, supply-chain delays, inflationary pressures and rising interest rates; the impact of potential shifts in the prices or margins of the products that we sell or services that we provide, including due to a shift towards lower margin products or services; the impact of competition and new technologies; the extent of our success at successfully integrating into our existing business, or making additional, acquisitions or investments in new businesses, technologies, products or services; potential changes in our management and board of directors; global market, political and economic conditions, and in the countries in which we operate in particular (including risks stemming from Russia's invasion of Ukraine); potential further charges against earnings that we could be required to take due to impairment of additional goodwill or other intangible assets that we have recently acquired or may acquire in the future; costs and potential liability relating to litigation and regulatory proceedings; risks related to infringement of our intellectual property rights by others or infringement of others' intellectual property rights by us; the extent of our success at maintaining our liquidity and financing our operations and capital needs; the impact of tax regulations on our results of operations and financial condition; and those additional factors referred to in Item 3.D "Key Information - Risk Factors", Item 4, "Information on the Company", Item 5, "Operating and Financial Review and Prospects," and all other parts of our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 2, 2023 (the "2022 Annual Report"). Readers are urged to carefully review and consider the various disclosures made throughout our 2022 Annual Report and the Reports of Foreign Private Issuer on Form 6-K that attach Stratasys' unaudited, condensed consolidated financial statements and its review of its results of operations and financial condition, for the quarterly periods throughout 2023, which Stratasys has furnished or will be furnishing to the SEC over the course of 2023, and our other reports filed with or furnished to the SEC, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects. Any guidance provided, and other forward-looking statements made, in this slide presentation are made as of the date hereof, and Stratasys undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important additional information

This slide presentation is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano Dimension Ltd. (“Nano”), Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS’ SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

In connection with the proposed transaction with Desktop Metal, Stratasys also intends to file with the SEC a registration statement on Form F-4 that will include a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys' website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal's website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

Participants in the Solicitation

Stratasys and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with Desktop Metal. Information about the directors and executive officers of Stratasys, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys' proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on August 8, 2022, and Stratasys' Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys using the sources on the previous slide.

Stratasys is well positioned to create value in the near, mid and long-term

1 Stratasys has the winning growth strategy

- A leading polymer 3D Printing provider addressing every stage of the product life cycle
- Only profitable[1] pure-play 3D Printing company
- Business is currently undervalued, moving to stronger and more profitable growth
- Expanding on strong core prototyping and polymer solutions business, and shifting mix toward end-use-parts manufacturing
- Value of innovative use-cases such as regenerative medicines yet to be fully realized
- Combination with DM is expected to unlock significant TAM growing to $100B[2]+ by 2032
- Strong financial profile, with strong go-to-market and differentiated scale and profitability
- Standalone mid-term plan is expected to generate significant value: positive FCF in 2024, leading to 2026 with $1B revenue, 50%+ gross margin, ~15% EBITDA margin, with a step change of ~15%-20%+ sustainable top line growth
- Well positioned to accelerate growth and drive shareholder returns under the leadership of Yoav Zeif



Note: Please refer to appendix for GAAP to non-GAAP reconciliation; [1] Based on adjusted EBITDA, Non-GAAP metric; [2] Denotes 2032 based TAM, based on Context report, Wohlers report and management estimates

2

Combination with Desktop Metal creates a leading high growth Additive Manufacturing company

- On May 25, 2023, Stratasys (Nasdaq: SSYS) announced that it has entered into a definitive agreement to combine with Desktop Metal (NYSE: DM) in a ~$1.8B all-stock transaction expected to close in Q4 2023
- Merger creates a next-generation AM company delivering industrial polymer, sand, metal and ceramic solutions that will compete more effectively against conventional manufacturers from design to mass production
- Stratasys and Desktop Metal are expected to generate $1.1B of revenue, 45%+ gross margins and 10-12% Adjusted EBITDA margins by 2025, with significant upside from a large addressable market
- Combined company is expected to generate:
  - Combined business is expected to generate positive operating cash flow for the 12-month period post-closing
  - $50mm in annual run-rate revenue synergies and $50mm in additional annual run-rate cost synergies by 2025[1]



[1] Based on management estimates. Run-rate synergies expected to be realized by CY 2025E

3

Stratasys has strong governance and ESG practices

- Board brings the right operational and technical expertise, diverse and unique insights into industry relationships, ESG best practices, and other public company considerations to drive Stratasys' growth
- Track record of shareholder trust reinforced by approval of 100% of Annual General Meeting ("AGM") proposals
- Stratasys directors receive the majority of their board compensation in Stratasys equity and are aligned with shareholders' interests, ensuring decisions are focused on delivering value to all shareholders



4

Nano Dimension’s offer substantially undervalues Stratasys’ leadership positions and growth opportunities, which are even larger in light of the pending merger with Desktop Metal

- Nano Dimension (“Nano”) final bid of $20.05 per share and tender offer of $18.00 per share reflect 1.6x[1] and 1.5x[2] CY23E consensus sales multiples, respectively, a significant discount to where peers trade
- Nano’s proposals fail to adequately value Stratasys’ 3D printing sector leadership and strong track record of consistent operational and financial performance
- Nano Dimension’s proposals do not take into consideration Stratasys’ mid-term growth and significant potential for margin expansion
- Sell-side research community supports Stratasys’ view that the implied valuation of Nano’s offer is not compelling and does not fully reflect the value of Stratasys
- The tender offer does not reflect the significant value creation and step change in growth rate expected to result from the recently announced Desktop Metal transaction



[1] FactSet as of 03/09/2023, unaffected price at time of the bid; [2] FactSet as of 05/24/2023, unaffected price (pre-TO)

5

Nano Dimension's campaign is misinformed

- Nano's proposals do not appear to reflect an understanding of Stratasys' strategy, operations, and business model

Nano Dimension's misinformed views	Reality
× **"The market for polymers is full"**	✓ **The polymer market opportunity is large and growing**
× **"(Stratasys') services business...(is) prototypes mostly"**	✓ **Stratasys derives significant revenue from end-use-parts manufacturing**
× **"The (services business) competes with their customers… (it) doesn't work"**	✓ **Stratasys' services business is integral**
× **"(Stratasys has) good islands of software… we will make it a continent"**	✓ **GrabCAD is a fully integrated software platform**
× **"Stratasys has bought companies but has paid a lot (to acquire them)…and didn't really merge (the businesses)"**	✓ **Stratasys has a successful M&A track record**

Nano has consistently misrepresented facts, calling into question its credibility



6

Nano Dimension’s campaign is opportunistic and has been made with questionable authority

- ISS, Glass Lewis and Egan Jones recommended Nano shareholders support Murchinson’s proposals for broad reforms to Nano’s Board
- Nano shareholders overwhelmingly supported all four Murchinson proposals, with ~92% of votes present at the March 20, 2023 special meeting, including the removal of Chairman and CEO Yoav Stern from its Board
  - Composition of Nano's Board and the legality of its actions remain in question – as its authority to submit and follow through on the tender offer – is under adjudication in Israeli courts
- We believe Nano has a track record of poor governance policies
- We believe Nano’s bids and tender offer are likely intended solely to create a distraction for its own shareholders to mask its internal issues
- Nano holding a majority stake in Stratasys would create serious conflicts of interest that would interfere with Stratasys’ ability to maintain excellence in its operations and innovation



Stratasys' Board of Directors unanimously recommends Stratasys shareholders NOT tender shares into the Nano tender offer

Stratasys shareholders must take action to **file a Notice of Objection** to the special tender offer

- If Nano buys 36.5% of Stratasys shares outstanding, **Nano's special tender offer could leave Stratasys shareholders as minority shareholders subject to Nano's >50% control**
  - Nano could gain negative control of Stratasys at smaller purchase levels and leave non-tendering shareholders with limited liquidity options
- Once in control of the Stratasys Board, **Nano could prevent Stratasys from pursuing opportunities** to reserve the profitable activity for Nano itself

Just to refrain from tendering is simply not enough!
Not taking any action could lead to Nano acquiring a controlling interest in Stratasys

For assistance in withdrawing your Stratasys ordinary shares or filing a Notice of objection, you can contact your broker or Stratasys' information agent, Morrow Sodali LLC toll-free at (800) 662-5200 or (203) 658-9400 or via email at SSYS@info.morrowsodali.com

Agenda

1. **Stratasys has the winning growth strategy**
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. Stratasys has best-in-class governance and ESG practices
4. Nano Dimension's offer substantially undervalues Stratasys' leadership position and growth opportunities, which are even larger in light of the pending merger with Desktop Metal
5. Nano Dimension's campaign is misinformed
6. Nano Dimension's campaign is opportunistic and has been made with questionable authority

Stratasys at-a-glance

FIRST CHOICE POLYMER 3D PRINTING PROVIDER

2,200+[1]	Patents supporting industry leading position
$651M[2]	Leading 3D printing provider by revenue
$288M[3]	Cash and equivalents and no debt

North Star strategy

Be the first-choice polymer 3D printing provider, at every stage of the product life cycle, with multiple technologies and complete solutions for superior application fit, across design, manufacturing and healthcare

Only profitable public 3D Printing company seventh straight quarter of Profitability

Seventh consecutive quarter of maintaining a well capitalized balance sheet

Large and growing installed base

MULTIPLE TECHNOLOGIES & COMPLETE SOLUTIONS FOR SUPERIOR APPLICATION FIT

5 Technologies Offering



Industry 4.0 Software Platform

GRABCAD SHOP
GRABCAD PRINT
GrabCAD SDKs
KeyShot
Identify3D
LINK3D
nTopology

Materials Partner Ecosystem

BASF We create chemistry
Henkel
covestro
KIMYA

CUSTOMERS ARE LEADERS IN MANUFACTURING, HEALTHCARE AND CONSUMER INDUSTRIES

GM
LOCKHEED MARTIN
Google
Apple
BOEING
SPACEX
MAYO CLINIC
TESLA
McLaren FORMULA 1 TEAM
U.S. Navy
amazon
Medtronic

[1] Includes patents granted and pending applications; [2] As of 12/31/2022 from latest 10-K and do not include impact of Covestro acquisition; [3] As of 3/31/2023 from latest 6-K and includes cash and cash equivalents and short-term investments, before executing the Covestro acquisition

Key highlights

- **Stratasys is undervalued** and moving to stronger and more profitable growth
- **Successfully executing** against its 2020 reframed "North Star" strategy
- **Stratasys is a leader in innovation**. Innovation can be seen in its expansion into new technologies, verticals and innovative use-cases – from regenerative healthcare through a partnership with CollPlant to technological expansion through M&A
- Recently issued **mid-term plan highlights strong revenue growth and higher margins**
- Uniquely positioned to be a **leader in the additive manufacturing sector**; pending deal with Desktop Metal underscores the potential
- Stratasys has a **highly experienced team** to execute its strategy

Stratasys is well-positioned to generate significant value for shareholders in the near- to mid-term

TRADING AT SIGNIFICANT DISCOUNT TO PEERS...

2023E EV / Revenue



1.2x
1.9x
na
2.8x
2.7x
stratasys
3D SYSTEMS
NANODIMENSION
VELO
Desktop Metal

... DESPITE LEADING REVENUE AMONG PUBLIC 3D PRINTING COMPANIES AND ...

2022 Revenue ($M)



651
538
44
81
209
stratasys
3D SYSTEMS
NANODIMENSION
VELO
Desktop Metal

... BEING THE ONLY PROFITABLE PURE-PLAY 3D PRINTING COMPANY

2022 EBITDA ($M)



36
(6)
(89)
(77)
(118)
stratasys
3D SYSTEMS
NANODIMENSION
VELO
Desktop Metal

COMPANY IS AT AN INFLECTION POINT

- Embarked on a multi-year transformation that is nearing completion:
  - Yoav Zeif appointed as CEO in February 2020
  - Introduced our North Star strategy in August 2020
  - Undertook actions to shift business mix toward a higher concentration of end part manufacturing; increased manufacturing annual revenue to ~33%, up from just 20% a few years ago
  - Expanded use-cases and diversified portfolio
  - Penetrated critical new end uses, such as regenerative
  - Acquired strategic targets to enhance offerings
- Our strategy is working – we are moving into a period of stronger and more profitable growth

Source: FactSet as of 05/24/2023; Note: Nano is not covered by street research. No consensus estimates are available; Stratasys historicals do not include the impact of MakerBot (Reported 2022A revenue was $651M and 2022A EBITDA was $36M including the impact of MakerBot)

Stratasys is successfully executing against its 2020 reframed strategy

To be commenced → *Completed*

REFRAMED STRATEGY	ONGOING EXECUTION		EXECUTION UPDATE
Defend the Core Business	• Revenues from Polyjet and FDM are no longer declining • Furthering leadership in multiple technologies • Only 3D Printing player with large-part FDM capabilities	**Stratasys FDM + Poly Jet sales growth** (% CAGR) 	
Broaden solution offering	• Increased polymer TAM by 3x due to expansion into DLP, PBF and SL ◦ PBF and DLP technologies expected to experience strong growth • Combination with DM unlocks significant TAM growing to $100B+ by 2032[1]	**MARKET CAGR (2022 – 2027)** **14%** POLYMER DESIGN, RESEARCH AND PRE-PRODUCTION CAGR **29%** END-USE-PARTS MANUFACTURING CAGR Significant addressable market growth	

~11%
(~3%)
2014-2019
2020-2022

Note: FDM – Fused deposition modeling; PJ – Poly jet; DLP – Digital light processing; SL – Stereolithography; PBF – Powder bed fusion; [1] Based on Wohlers report and management estimates

Stratasys is successfully executing against its 2020 reframed strategy (cont'd)

To be commenced → *Completed*

REFRAMED STRATEGY	ONGOING EXECUTION	EXECUTION UPDATE
Develop end-to-end Manufacturing Solutions (Use-Cases)	• Focusing on unique offerings for high manufacturing use cases • Established two open platforms (Materials & Software) in order to create a launchpad into Manufacturing environments across technologies and use-cases	Half completed
Evolve our Go-To-Market	• Since 2021, our sales force and channel partners started selling and servicing new manufacturing use cases • We believe our network of 200+ channel partners is the strongest and most experienced in the industry, with broad coverage	Half completed

Materials Ecosystem
(Open Materials License)



Industry 4.0 Software Platform



The Digital Thread

GTM channel



~90%
~10%

Through partner / reseller

Own sales force

The Company is standing at an inflection point and is poised to deliver substantial value associated with its transformation

With five key growth drivers, we developed a competitive advantage to be a **leader in polymer 3D manufacturing**

Stratasys' key growth drivers:

hardware / materials / software / services / use-cases

Broadest portfolio of innovative hardware

Five best-in-class technologies for solving customer need across all steps of the product lifecycle

Materials ecosystem (open materials license)

A three-tiered material ecosystem, enabling broader material options and access to printer settings – for part optimization

Industry 4.0 software platform

GrabCAD's open software platform drives additive manufacturing at scale through connected solutions

Customer success & services

Data-driven proactive approach to customer success enabled by connectivity, customer hub and knowledge expansion

Use cases

High value offering for selected applications, with tailored business cases going deeper into the value chain

Multi-industry exposure and unparalleled market access supported by our unique Go-To-Market strategy

Aerospace

Includes aviation, space flight and defense technologies, from producing flight-worthy parts for interior cabins to other end-use parts for aircraft

Automotive

Includes 3D printed jigs and fixtures for automotive OEMs, tier 1 to tier n's, as well as bus, trucks, and motorcycle applications

Regenerative medicine

Includes breast implants and other applications that are designed to restore tissue, driven by the latest agreement with CollPlant to transform healthcare with Industrial-Scale Bioprinting

Medical

Includes other products for diverse medical use cases such as prosthetics, medical tools and advanced anatomical models that can be customized for specific patients

Dental

Includes dentistry and orthodontics solutions such as SSYS' state-of-the-art FDA cleared (Class II) dentures solution, dental aligners, guards, etc.

Consumer

Includes final goods for household or personal use, as well as parts that aid in the manufacturing of final goods, such as shoes and direct-to-textile printing technology

Government

Includes global distributed manufacturing operations for agile production of parts, including spare parts for the US Navy (e.g. omnidirectional antenna mounts, Critical Application Item components)

Industrial equipment & other

Includes all parts related to machinery and manufacturing not included in the other verticals such as 3D printed train parts and academic 3D printers

Our strategy is working and we are profitable today; Significant ongoing progress towards becoming a $1B revenue company

OUR MID-TERM STANDALONE PLAN IS STRONG

	2026 Outlook
Revenue	$1B+
Sustainable long-term growth	~15%-20%+
Gross margin	50%+
Operating income margin	12%+
EBITDA margin	~15%
FCF	Positive (2024)

Longer-term plan further improves on the mid-term with higher revenues, stronger margins and more profitability

We are reiterating our 2023 outlook as mentioned in our Q1'23 earnings release

Note: Please refer to appendix for GAAP to non-GAAP reconciliation; Source: Stratasys management

KEY HIGHLIGHTS SUPPORTING OUR OUTLOOK

- We believe we have the **best global infrastructure in 3D printing**
- **Only profitable public 3D Printing company** with seventh straight quarter of profitability
- **Increased exposure to unmatched technologies**
  - Well-positioned in all addressed technologies
  - 3 new technologies to act as growth engines – significant headway with products already in market
  - Unparalleled go-to-market channel in the industry
  - Largest polymer materials portfolio Software platform – most advanced to integrate with MFG industry
- **Value of innovative use-cases yet to be realized** – Dental, Medical, Aerospace / Defense, Automotive, Fashion
- **Strongest management team in the industry**
- ***Outlook achievable since it is based on actions within our control. Stratasys' value creation strategy represents significant and enduring value for shareholders***

Stratasys has delivered strong TSR since listing despite challenging industry environment and ongoing transformation

UNAFFECTED TSR SINCE STRATASYS BEGAN TRADING[1]


793%
124%
na
na
stratasys
3D SYSTEMS
NANODIMENSION[2]
Markforged[2]

2 YEAR UNAFFECTED TSR


(34)%
stratasys
(70)%
3D SYSTEMS
(62)%
NANODIMENSION
(90)%
Markforged
(85)%
3D Printing companies Median[3]

Source: FactSet as of 05/24/2023

[1] Stratasys began trading 10/21/1994; [2] Markforged began trading on 10/08/2020 and Nano Dimension on 07/28/2015; [3] 3D Printing companies includes 3D Systems, Velo3D, Markforged and Desktop Metal

Stratasys' unique profile positions it to be a leader in the additive manufacturing sector

KEY STRENGTHS

With successful execution of our reframed strategy, we are well positioned to be a leader in the industry

- ✓ Solid foundation with strong track record of accelerating innovation via acquisitions
- ✓ Large and growing 3D printing installed base
- ✓ Only company with complete polymer solutions
- ✓ Highest revenues for any 3D Printing provider in 2022
- ✓ Most resilient business in the industry – Only profitable public 3D Printing company sixth straight quarter of profitability
- ✓ Fortress balance sheet with no debt, turning operating cash flow positive in 2023

M&A, INVESTMENT AND BUSINESS DEVELOPMENT ACTIVITIES

Year	Type	Company	Description
2020	A	ORIGIN	Added new additive manufacturing platform to polymer production
2021	A	RPS	Expanded capabilities in stereolithography 3D Printing technologies
		inkbit	Technology created new applications for end-use polymer part production, opening new manufacturing use cases
	A	XAAR	Accelerates production-scale additive manufacturing capabilities
		GENERA	Investment helped bring innovative automated workflow solution to market
2022		9T LABS	Investment enables 9T Labs to commercialization of recyclable high performance carbon composite materials
	A	riven	Streamlines quality assurance for production-scale manufacturing
		MakerBot	Sold MakerBot to Ultimaker
	A	covestro	Additive manufacturing business, bringing ~60 additive manufacturing materials and hundreds of new patents
		AXIAL3D	Investing in joint offering to make 3D printing solutions for hospitals and medical device manufacturers more accessible
2023		CollPlant	Stratasys and CollPlant unite technologies to transform healthcare with industrial-scale bioprinting of tissues and organs
	M	Desktop Metal	Stratasys and DM announced an agreement to combine in an all-stock transaction valued at ~$1.8B, creating leading additive manufacturing company. Transaction expected to close in 4Q23, subject to customary closing conditions, including approval of Stratasys' shareholders and Desktop Metal's stockholders and receipt of certain governmental and regulatory approvals

A = Acquisition
M = Merger

Stratasys has a highly experienced team to execute its strategy



Dr. Yoav Zeif
CEO

- Joining date: 2020
- Ph.D. in International Economics from Bar-Ilan University
- Former Partner, McKinsey, NY
- Served as President of the Americas Division and Chief Commercial Officer at Netafim



Eitan Zamir
CFO

- Joining date: 2019
- Obtained B.A. from the Hebrew University in Jerusalem
- M.S. in Financial Management from Tel Aviv University
- Former Partner Price Waterhouse Coopers, New York and Tel Aviv



Christian Alvarez
Chief Revenue Officer

- Joining date: 2022
- Obtained BS in computer science from Robert Morgan Technical College
- Former Senior Vice President of Worldwide Channel Sales at Nutanix



Yossi Azarzar
COO

- Joining date: 2020
- Obtained B.A. from the Hebrew University in Jerusalem
- MBA from ONO Academic College
- Managed 76 production plants across 6 continents at Frutarom



Vered Ben Jacob
Chief Legal Officer

- Joining date: 2013
- Obtained LLB and MBA from Tel Aviv University
- Member of the Israeli Bar
- Included in the LEGAL500 Israel GC Powerlist Israel 2023



Richard Garrity
Chief Industrial Business Officer

- Joining date: 2010
- Obtained BSB and MBA from the University of Minnesota
- Has held several senior-level management positions at Stratasys



Rani Hagag
Chief Health Care & Consumer Business Officer

- Joining date: 2022
- Obtained LLB from the University of Oxford and an MBA from the University of London
- Former CEO at OrCam
- Co-founder & CEO of Biopolymer Tech



Nava Kazaz
Chief People Officer

- Joining date: 2020
- Obtained B.A. from Tel Aviv University
- Most recently served at HP as Israel Head of HR and was Head of EMEA HR at Broadcom



Guy Menchik
Chief Technology Officer

- Joining date: 2001
- Obtained B.Sc. from Tel Aviv University
- 83 granted patents and more pending



Yonah Lloyd
CCO & VP IR

- Joining date: 2017
- Obtained B.A. from Queens College
- Obtained JD from Fordham University School of Law
- Experience across senior roles including global sales & marketing, M&A, communications

Agenda

1. Stratasys has the winning growth strategy
2. **Combination with Desktop Metal creates a leading high growth Additive Manufacturing company**
3. Stratasys has best-in-class governance and ESG practices
4. Nano Dimension's offer substantially undervalues Stratasys' leadership position and growth opportunities, including in light of the pending merger with Desktop Metal
5. Nano Dimension's campaign is misinformed
6. Nano Dimension's campaign is opportunistic and has been made with questionable authority

Recently announced Combination with Desktop Metal will accelerate growth and deliver significant value for shareholders

Delivers compelling strategic benefits in line with growth strategy, including:

Scale

- **The first AM company to achieve comprehensive scale**
- Leading Polymer and Metal player, delivering industrial Polymer, Metal, Sand and Ceramic Solutions from Design to Mass Production
- Targeting $1.1B in revenue by 2025

Product portfolio

- Fully complementary AM platform offerings with minimal overlap
- Superior multi-AM technology portfolio (HW / Material / SW / Service)
- Largest materials and SW platform
- **+50% of revenue from mass production** solutions – one of the fastest growing segments in AM

Innovation and expertise

- Substantial combined **R&D team and patent portfolio** – 800+ scientists and engineers; **$500M 4-year cumulative R&D spend**[3]
- **3,400+ patents granted and pending** driving innovation across a differentiated materials library

Unparalleled distribution

- **One of the largest global go-to-market networks in 3D printing**
- Creates significant cross-sell potential for recognizable brands
- First in class customer support capabilities

Powerful synergies

- **~$50M in additional run-rate cost synergies**[1]
- **~$50M in expected run-rate revenue synergies**

Robust financials

- **Scaled and profitable** pro forma entity
- Combined business is expected to generate **positive operating cash flow** for the 12-mo. period post-closing
- Targeting **10 - 12% adjusted EBITDA margin in 2025**
- **Well-capitalized to drive future growth**. Together, the companies had ~$437M[2] of cash as of 1Q 2023

[1] In addition to the previously announced cost reduction plans by Desktop Metal, implemented 2022-2023; [2] Includes cash and cash equivalents and short-term investments, before executing the Covestro acquisition; [3] Reflects cumulative 2019-2022 non-GAAP figures

Transaction parameters and path to closing

Consideration	Stock-for-stock merger
Transaction Terms	Each share of Desktop Metal Class A common stock will be exchanged for 0.123 Stratasys ordinary shares
Pro-forma Ownership	Approximately 59% Stratasys shareholders / 41% Desktop Metal shareholders on a fully diluted basis
Leadership	Dr. Yoav Zeif, CEO / Ric Fulop, Chairman
Board of Directors	11-member Board of Directors: 5 selected by Stratasys; 5 selected by Desktop Metal CEO will be the 11th member of the Board
Estimated Close	Q4 2023
Conditions to Closing	Customary closing conditions, including the approval of Stratasys' shareholders and Desktop Metal's stockholders and the receipt of certain governmental and regulatory approvals

Immense opportunity as AM shifts to mass production

AM TAM EXPECTED TO GROW TO $100B+ BY 2032



Actual
Forecast
120
100
80
60
40
20
0
Revenue ($bn)
$6
$18
$100+
CAGR: ~20%
CAGR: ~20%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

- ✓ The 3D printing industry has grown 10x in the last decade to $18B from prototyping and tooling use cases
- ✓ The shift towards mass production will grow the TAM to $100B+, still representing very small portion of global manufacturing spend
- ✓ Combined company expected to have strong presence in core segments of AM
- ✓ Well-positioned to service end-part manufacturing, one of the fastest growing segments of AM

Source: Wohler's report, 2023

Immense opportunity as AM shifts to mass production (cont'd)

MANUFACTURING LIFE CYCLE



Part quantity
The combined company will cover the full manufacturing life cycle
Design/ Prototyping
Molds and Tooling
Short run production
Mass production
Spare parts

Unique opportunity to drive growth by capturing additional business in a large, rapidly growing market place

Source: Company estimates, ARK Big Ideas 2022; VoxelMatters Additive Manufacturing report, 2022

End-use-parts manufacturing and mass production represents 50%+ of pro forma combined company revenues

2023E management mid-point guidance


Manufacturing and Mass production
Design, Research and pre-production
$650M
66%
34%
$235M
100%
$885M
49%
51%
stratasys
(Excluding MakerBot)
Desktop Metal
Pro forma

INDUSTRY CAGR (2022 – 2027)

14%
POLYMER DESIGN, RESEARCH AND PRE-PRODUCTION CAGR

29%
END-USE-PARTS MANUFACTURING CAGR

Source: Company estimates; VoxelMatters Additive Manufacturing report, 2022

Premier company in industrial AM with leading position across technologies

PRO FORMA HIGHLIGHTS

30+
AM PLATFORMS

450+
QUALIFIED MATERIALS

27K
INDUSTRIAL CUSTOMERS

47K
SOFTWARE USERS

2023E REVENUE FOR PUBLIC AM COMPANIES[1]



$885M2
51% revenue from mass production solutions
$547M
$122M
$106M
stratasys
+
Desktop Metal
Peer A
Peer B
Peer C

MARKET LEADING POSITION ACROSS CRITICAL ADDITIVE MANUFACTURING TECHNOLOGIES & SEGMENTS

stratasys	+ FDM	+ PolyJet	+ Industrial DLP, PBF & SL
Desktop Metal	+ Metal binder jetting	+ Digital casting	+ Restorative dental

Note: [1] DDD, VLD and MKFG projections based on research analyst consensus estimates as of 5/21/23. SLM projection based on research analyst consensus estimate prior to announced acquisition by Nikon; [2] Pro forma company revenue figure based on management 2023 mid point guidance and excludes impact of revenue synergies

Fully complementary AM platform offerings with minimal overlap

Broad, unified portfolio across a number of materials and technologies

MATERIAL	TECHNOLOGY	Stratasys	Desktop Metal	USE CASES
Metal	Binder Jetting		✓	Mass production
	Metal Extrusion		✓	Manufacturing
	Digital Sheet Forming		✓	Mass production
	Sand Binder Jetting		✓	Mass production
Polymers	DLP Dental		✓	Mass production
	DLP Large format		✓	Mass production
	DLP Industrial	✓		Mass production
	PolyJet™	✓		Prototypes / medical / dental / fashion
	SL	✓		Prototypes / tooling / molds
	Powder Bed Fusion	✓		Mass production
	FDM®	✓		Manufacturing tools / production parts
Biomaterials	DLP / rhCollagen-based	✓		Manufacturing
	Bio plotter / Biomaterial portfolio		✓	Manufacturing
Composite / Carbon fiber	Extrusion		✓	Manufacturing
Wood	Binder Jetting		✓	Mass production

Superior go-to-market strategy

Combined Global Distribution and Support Network


Combined Global Coverage

65+
COUNTRIES

300+
CHANNEL PARTNERS

45+
BEST IN CLASS KEY ACCOUNT

140+
SALES & MARKETING PERSONNEL

400+
CUSTOMER SUPPORT AND APPLICATION ENGINEERS PERSONNEL

SPECIALTY CHANNELS for Dental

Innovation powerhouse

ONE OF THE LARGEST IP PORTFOLIOS IN THE AM INDUSTRY

stratasys + Desktop Metal

3,400+

PATENTS AND PENDING PATENT APPLICATIONS

- Complementary IP portfolio across printers, software, processes and materials (polymer and metal)
- Seminal patents already generating royalties

INDUSTRY-LEADING INVESTMENT IN INNOVATION

stratasys + Desktop Metal

$500M

4-YEAR CUMULATIVE R&D SPEND[1]

- One of the largest R&D teams in the industry
- Significant investment towards innovation for both companies

Note: [1] Reflect cumulative 2019-2022 non-GAAP figures

Selected customers across end markets

Innovative solutions for clients at the cutting edge



Aerospace

Includes aviation, space flight, and defense technologies

BOOM
America's NAVY
SPACEX
LOCKHEED MARTIN
Raytheon
LEONARDO



Automotive

Includes automotive OEMs, tier 1 to tier n's, as well as bus, trucks, and motorcycles

TESLA
Ford
TOYOTA
BMW
Continental
EATON
gm
GOODYEAR
NISSAN
RENAULT



Medical & Dental

Includes other products for diverse medical, dentistry and orthodontics

Nicklaus Children's Hospital
PROTEC Dental Laboratories Ltd.
Cleveland Clinic
Medtronic
Boston Scientific
ZIMMER BIOMET
MAYO CLINIC
BÜHLMANN
ThermoFisher SCIENTIFIC



Consumer products

Includes final goods for households or personal use, as well as parts that aid in the manufacturing of final goods

ecco
Serta
StanleyBlack&Decker
amazon
adidas
Georgia-Pacific
MOEN
Cartier
BOSE



Heavy industry

Includes all parts related to machinery and manufacturing not included in the other verticals

TOYOTA
SIEMENS
Honeywell
Owens Corning
CATERPILLAR
GE
EMERSON
أرامكو السعودية saudi aramco
DOW
BOSCH
LG

Significant run-rate synergy potential across the business

ANNUAL RUN-RATE COST SYNERGIES[1]



Other Opex Synergies
Technology and infrastructure optimization
COGS
Leverage scale to optimize manufacturing costs
Corporate Costs and Other G&A
Elimination of duplicative public company costs

$50M ADDITIONAL RUN-RATE COST SYNERGIES

ANNUAL RUN-RATE REVENUE SYNERGIES[1]



Design, Research and pre-production
Manufacturing and mass production
Broad and complementary products and services, enabling broader distribution and enhanced market access

$50M RUN-RATE REVENUE SYNERGIES

Note: [1] Based on management estimates. Run-rate synergies expected to be realized by CY 2025E

Attractive financial model

Segments	Revenue (2023E mid-point guidance)	Mid-term annual revenue growth	2025E target
Mass production	51%	*20% – 25%*	
Prototyping	49%	*5% – 10%*	
Total revenue	**~$885M**	***13% – 18%***	**$1.1B**
Sustainable long-term growth			**~15%-20%+**
Gross margin			**45%+**
Adj. EBITDA margin			**10% – 12%**

PRO FORMA COMPANY EXPECTED TO BE WELL-POSITIONED FINANCIALLY

Well-Capitalized Balance Sheet

Together, the companies had ~$437[1] of cash as of 1Q 2023

Revenue Growth and Synergies

Existing customers benefit from the broad and complementary products and services provided by the combined company, enabling cross selling

Significant Cost Synergies

Leveraging combined scale to optimize costs, expecting to generate over $50M in annualized synergies by 2025

Note: [1] Includes cash and cash equivalents and short-term investments, before executing the Covestro acquisition

A combination with DM will unlock more value for shareholders and help drive the AM sector

	Desktop Metal	NanoDimension Electrifying Additive Manufacturing	COMMENTS
2022 Revenue	$209M	$44M	*DM has ~5x more scale than Nano*
2022 Revenue per employee[1]	$174K	$77K	*DM is ~2x more efficient than Nano*
2022 Adj. EBITDA Margin	(57%) *Expected to reach breakeven by end of 2023*[2]	(204%)	*Nano costs are ~2x its revenue*
Enterprise Value	$577	($278)	*Nano's negative EV demonstrates lack of investor trust in them appropriately using their cash balance*
EV / 2023E Revenue	2.7x	N/A	*Investors believe in DM's longer term strategy*
Strategic rational	A leader in AM mass production	3D printing for prototyping electronics	

Source: FactSet as of 05/24/2023, Company filings
Note: [1] Based on 1,200 DM employees and 564 Nano employees as mentioned in 2022 annual report; [2] Per management estimates

Agenda

1. Stratasys has the winning growth strategy
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. **Stratasys has best-in-class governance and ESG practices**
4. Nano Dimension’s offer substantially undervalues Stratasys’ leadership position and growth opportunities, including in light of the pending merger with Desktop Metal
5. Nano Dimension’s campaign is misinformed
6. Nano Dimension’s campaign is opportunistic and has been made with questionable authority

Board is highly qualified with relevant sector experience and expertise



★ **Dov Offer**
Age: 68 | Chairman

- Chairman of the Board since May 2020, director since July 2017
- Former CEO of Lumenis Computerized Systems (Nasdaq: LMNS)
- Previous Corporate Vice President and General Manager at HP Scitex, and former President and CEO of Scitex Vision
- Currently serves as Director of Kornit Digital



★ **John J. McEleney**
Age: 60 | Director

- Director since 2007
- Co-founder and previous CEO of Onshape, a 3D product deign software company
- Former CEO of Cloud Switch, former CEO of SolidWorks (Dassault Systemes)
- Pervious experience at Computervision and Raytheon
- Currently serves as a Director of InNeuroco, a medical device company focused on neurological access devices



★ **David Reis**
Age: 62 | Director

- Director since June 2013, former CEO of Stratasys and Objet
- Previous CEO of NUR Macroprinters (acquired by HP)
- Former CEO and president of ImageID, and of Scitex Vision
- Currently serves as Chairman of Enercon Technologies, Director of Tuttnauer, Director of Seed-X and as a Director of Scodix



★ **Yair Seroussi**
Age: 67 | Director

- Director since 2017
- Former Chairman and Board member of Bank Hapolim
- Founder of the Israeli office and former head of Morgan Stanley Israel
- Served in the Israeli Ministry of Finance, where he held several senior positions
- Currently a Director at DSP Group, Advisory Team Member at SkyFund and Chairman of ZIM Integrated Shipping Services



★ **S. Scott Crump**
Age: 69 | Director

- Director since November 2021, previous SSYS Board experience dating to 1988
- Former Stratasys Chief External Affairs and Innovation Officer, and Chief Innovation Officer, in addition to Stratasys previous Chairman, CEO and President
- Inventor of FDM technology and Co-founder of Stratasys
- Deep industry and operational experience dating to the earliest days of 3D Printing technology



Ziva Patir
Age: 72 | Director

- Director since June 2013
- Consultant to governments on issues of strategy and compliance, risk-based regulatory enforcement activities, standardization and policy
- Deep expertise in ESG-related matters
- Previous experience at Better Place, Road Safety Authority (RSA) of Israel, Standard Institution of Israel, and the International Organization for Standardization
- Currently serves as a Director of ABRA and ELTA Systems



★ **Michael Schoellhorn**
Age: 57 | Director

- Director since November 2020
- Current CEO, Aribus Defence and Space and former COO of Airbus
- Previous experience as Chief Operating Officer of BSH Home Appliances and various positions at Bosch
- Currently serves as member of the Supervisory Board, Premium Aerospace Group, and President of BDLI, the German aerospace industries association



★ **Adina Shorr**
Age: 62 | Director

- Director since July 2018
- Former CEO of Scodix
- Board member of Vision Technology and Highcon Systems
- Former CEO and Chairman of Lucidlogix Technologies, CEO of CellGuide and CEO of Objet
- Prior experience as executive in Creo, Scitex and IBM
- Served as a Board member at Objet Geometries and Advanced Vision Technology

★ Denotes experience as public company executive

Stratasys Board has the right mix of experience and skills

BOARD COMPOSITION

- Board composition continually evaluated to maintain the right balance of skills, experience, diversity and tenure
- Directors have deep expertise and knowledge across relevant industries and public Boards
- Stratasys actively engages with key shareholders offering meetings with management
- Shareholders vote on the election of Directors on an annual basis
- Shareholders have affirmed the Board's decision on composition by overwhelming supporting our directors
- Proxy advisors have similarly expressed their support for our Board composition

BOARD OVERVIEW

								
Board Member	Dov Ofer	S. Scott Crump	John McEleney	Ziva Patir	David Reis	Michael Schoellhorn	Yair Seroussi	Adina Shorr
Title	Chairman	Director	Director	Director	Director	Director	Director	Director
Senior Management	✓	✓	✓	✓	✓	✓	✓	✓
Global Business	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Industrial Products	✓	✓	✓	✓	✓	✓	✓	✓
Industry Expertise	✓	✓	✓		✓	✓	✓	✓
IT/Technology	✓	✓	✓		✓	✓	✓	✓
Sales and Marketing	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓
ESG	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓
Public board experience	✓	✓	✓		✓	✓	✓	✓
Experience running $1B public company	✓	✓	✓		✓	✓	✓	✓
Experience running a 3D Printing company	✓	✓	✓		✓			✓
Total	**14/14**	**14/14**	**14/14**	**9/14**	**14/14**	**13/14**	**13/14**	**14/14**

Shareholders overwhelmingly support the Board

VOTER SUPPORT IN AGMs[1]

		2021	2022
	Dov Ofer	98%	96%
	S. Scott Crump	97%	95%
	John J. McEleney	99%	99%
	Ziva Patir	99%	99%
	David Reis	97%	95%
	Michael Schoellhorn	99%	99%
	Yair Seroussi	91%	90%
	Adina Shorr	99%	99%

KEY OBSERVATIONS

- Shareholders and the broader research community have all recognized the Board as qualified and purpose-built for driving shareholder value
- All directors are up for re-election at every AGM
- Stratasys Board has consistently received overwhelming support from shareholders

COMMENTARY

Incentive plan

"...we recognize the relative reasonable terms of the plan and the importance of maintaining an active equity plan in compensating relevant individuals..."

– Glass Lewis 2022 Proxy Paper

Election of directors

"...no concerns with the Board and its committees' structure and functioning, these items warrant a vote FOR."

– ISS 2022 Research report

[1] Rounded to the nearest decimal

Stratasys' Directors are compensated in line with market standards and their incentives are aligned with shareholders

DIRECTOR COMPENSATION BREAKDOWN


Cash
30%
Equity-based
70%

Vast majority of compensation is "at risk"

Based on compensation in 20-F filing on 03/03/2023; excludes retainer fees paid for chair and committee responsibilities

COMMENTARY

- ✓ Stratasys directors' compensation is majority equity-based and therefore aligns directors' interests with the interests of Stratasys shareholders
- ✓ Director cash compensation is less than half of the S&P 500 firm average
- ✓ Shareholders vote on the company's incentive plan and voted overwhelmingly to approve it
- ✓ ISS and Glass Lewis recommended shareholders vote in favor of the incentive plan
- ✓ Equity compensation is comprised of 50% RSU's and 50% stock options

Agenda

1. Stratasys has the winning growth strategy
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. Stratasys has best-in-class governance and ESG practices
4. **Nano Dimension's offer substantially undervalues Stratasys' leadership position and growth opportunities, including in light of the pending merger with Desktop Metal**
5. Nano Dimension's campaign is misinformed
6. Nano Dimension's campaign is opportunistic and has been made with questionable authority

Nano Dimension's bids and tender offer substantially undervalue Stratasys

SUMMARY OF NANO BID RECEIVED

	Date	Implied offer price / premium[1]	Implied premium / (discount) to 52-week high[1]	Market cap ($M)	Implied firm value ($M)	'23E EV / Revenue
Nano 3rd offer	April 3, 2023	$20.05 / 43%	(26%)	$1,415[3]	$1,021[4]	1.6x
Nano 2nd offer	March 29, 2023	$19.55 / 40%	(28%)	$1,380[3]	$986[4]	1.5x
Nano 1st offer	March 6, 2023[2]	$18.00 / 28%	(34%)	$1,270[3]	$877[4]	1.4x

SPECIAL TENDER OFFER

- On May 25, 2023, Nano launched a special tender offer of $18.00
- This tender offer is ~10% below its most recent bid to the Board and reflects 1.5x[5] '23E EV / revenue multiple
- Nano is seeking to acquire at least 53% ownership through this tender offer
- The special tender offer is coercive because shareholders who do not tender would end up as a minority shareholder in a company controlled by Nano with the risk of being treated poorly

Offer is highly opportunistic and part of a self-interested campaign by Nano. It was made at a time of significant volatility in the market and just as the Company is poised to deliver substantial value associated with its transformation

Source: FactSet, Company filings
[1] Based on unaffected Stratasys price of $14.01 as of 03/09/2023; [2] Nano made the offer public on 03/09/2023; [3] Assumes 70.6mm diluted shares outstanding; [4] Firm value includes $142mm of long-term investments, $282mm of cash & cash equivalents, and $30mm of contingent consideration as of 12/31/2022 (per management guidance); [5] FactSet as of 05/24/2023

Nano Dimension's bid and tender offer substantially undervalue Stratasys

$20.05 per share offer implies 1.6x[3] CY23E EV / Sales and $18.00 per share tender offer implies 1.5x multiple

Comparable companies	EV / CY23E Revenue	EV / CY24E Revenue
3D SYSTEMS	**1.9x**	**1.8x**
* Desktop Metal	2.7x	2.3x
* VELO 3D	2.8x	2.0x
Median	***2.7x***	***2.0x***

stratasys

- Firm value[1]: $742M
- Market Cap[2]: $1,080M
- 2023E Revenue: $643M
- 2023E EBITDA: $42M
- FV / CY23E Revenue[1]: **1.2x**
- FV / CY24E Revenue[1]: **1.1x**

- 3D Systems is Stratasys' core comp given business model and scale
- Strong and growing profitability
- Proven ability to deliver new products to the market with existing and new technologies as top-line growth drivers
- Long-term track record of delivering shareholder value relative to peers

Stratasys is highly undervalued, trading at less than half of 3D Systems' FV / Revenue and Nano's bid does not reflect full value of the business

* De-SPAC companies

Source: Factset as of 05/24/2023; Company filings, Equity research, Stratasys management; "N/A" refers to metrics where no broker projections are available

[1] Firm value includes $141M of long-term investments, Cash and cash equivalents of $288M adjusted for $45M cash required for Covestro acquisition (per management guidance); [2] Includes diluted shares outstanding of 70.6m;

[3] Reflects multiple at the time of the offer, firm value includes $142mm of long-term investments, $282mm of cash & cash equivalents, and $30mm of contingent consideration as of 12/31/2022

Sell-side research analysts publicly have expressed views that the Offer grossly undervalues the Company

STRATASYS RESEARCH ANALYST PERSPECTIVES

Broker	Rating date	Target price	Prem. To current[1]	Rating
Lake Street	05/25/23	$21.00	41.1%	Buy
Craig-Hallum	05/25/23	$22.00	47.8%	Buy
Needham	05/25/23	$19.00	27.7%	Buy
Berenberg	05/23/23	$19.00	27.7%	Buy
Loop Capital	05/19/23	$15.00	0.8%	Hold
Oppenheimer	05/17/23	$20.00	34.4%	Buy
Credit Suisse	05/25/23	$20.00	34.4%	Buy
Median		**$19.30**	**+34.4%**	

LAKE STREET CAPITAL MARKETS

*"We believe the company is executing extremely well right now and view shares as attractively valued. SSYS shares continue to trade at a discount to the group, and with several potential catalysts, product cycles ramping, and increasing profitability, **we believe SSYS shares could provide meaningful upside from current levels**."*

– Lake Street, 05/16/2023

CRAIG-HALLUM CAPITAL GROUP LLC

*"The Board has unanimously rejected three offers from Nano Dimension, most recently for $20.05/share, all cash purchase price. **The rationale is that the price significantly undervalues the standalone business, which we tend to agree with.**"*

– Craig-Hallum, 05/16/2023

Needham

"We are raising our estimates and are more confident about the operating leverage potential in the model. We reiterate our Buy rating."

– Needham, 05/16/2023

Source: FactSet as of 05/25/2023; Equity research; [1] SSYS current share price as of 05/24/2023, unaffected date

Nano Board and CEO presided over corporate governance failings

Lagging performance

- Nano's stock price has traded well below the cash value per share on its balance sheet for over a year, raising questions about whether Nano's Board and management will misuse the cash

Pay and performance misalignment

- The Nano Board intended to reprice CEO and Chairman Yoav Stern's severely out-of-the-money options, which shareholders voted down at the special meeting in December 2022

Corporate governance failures / concerns

- All three major, independent proxy advisory firms recommended to remove four sitting Nano directors including Yoav Stern at a special meeting on March 20, 2023
  - ~92% of Nano shareholders who voted supported removal of the four directors, and the election of two new independent directors nominated by Murchinson
  - ISS said, *"Stern is at the center of the underperformance and corporate governance concerns underpinning the dissident's compelling case for change"*
  - Referring to Nano's hostile bid for Stratasys, Glass Lewis said, *"we believe the timing of this move in light of the Dissident's campaign reflects a potential last ditch effort by the Board to demonstrate its efforts to effect a turnaround of the Company"*
  - Egan Jones said, *"the current Board and leadership under Yoav Stern lack a sense of accountability and demonstrated faulty oversight of the Company"*

Yoav Stern and the Nano Board have demonstrated a blatant lack of regard for the voice of their own shareholders and the recommendation of all the Independent Proxy Advisory firms.
How would they treat the public minority shareholders of Stratasys?

Source: Company filings, ISS, Glass Lewis, Egan Jones

Agenda

1. Stratasys has the winning growth strategy
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. Stratasys has best-in-class governance and ESG practices
4. Nano Dimension's offer substantially undervalues Stratasys' leadership position and growth opportunities, including in light of the pending merger with Desktop Metal
5. **Nano Dimension's campaign is misinformed**
6. Nano Dimension's campaign is opportunistic and has been made with questionable authority

Nano's campaign is built on flawed assumptions and a poor understanding of Stratasys

NANO'S MISINFORMED VIEWS		REALITY
1	"The market for polymers is full"	**Polymer addressable market expected to grow at 12% CAGR to ~$6B in 2027**
2	"(Stratasys') services business...(is) prototypes mostly"	**30%+ of Company's revenue is derived from manufacturing use-cases**
3	"The (services business) competes with their customers… (it) doesn't work"	**Services business is an integral component of the Stratasys innovation ecosystem and helps generate leads for internal sales team**
4	"(Stratasys has) good islands of software… we will make it a continent"	**Single and fully integrated software platform (GrabCAD) addressing every customer requirement from design through production**
5	"Stratasys has bought companies but has paid a lot (to acquire them)…and didn't really merge (the businesses)"	**Successful track record of integrating prior acquisitions — 6 acquisitions successfully integrated since 2019; 4 acquisitions successfully integrated under Yoav Zeif**

Nano's campaign also does not account for the significant value creation from the Desktop Metal transaction

Source: Nano YouTube video: "Let's Talk #10 – Stratasys is a strategic financial opportunity for Nano Dimension" 03/14/23

1. Large and growing TAM providing a springboard for Stratasys' top-line growth

$20K+ POLYMER REVENUE BY TECHNOLOGY ($B)



By technology[1]
PBF
DLP
SL
Jetting
Extrusion
+20% CAGR
+25% CAGR
3.9
5.7
17.3
2020
2022
2027

- PBF and DLP are expected to show high growth rates with respective CAGR of 27% and 30% through 2028
- FDM will remain a significant technology



By application
Final Parts
Prototypes / Models
Tools / Cores
+20% CAGR
+25% CAGR
3.9
5.7
17.3
2020
2022
2027

- Polymer prototyping is expected to grow by 14% CAGR and HW for manufacturing applications will grow by 29% through 2028

STRATASYS POSITION BY TECHNOLOGY

Technology	SSYS ranking
PJ	#1
FDM	#1
DLP	#3
SL	#3
PBF	#5

- Leadership positions in all existing technologies

Stratasys has a leading position in a large and growing TAM

Source: VoxelMatters Polymers AM 2021 Report, Context Materials Utilization Report Q4 2022, Management Estimates

[1] Not including revenues from Service Bureaus

Note: FDM – Fused deposition modeling; PJ – Poly jet; DLP – Digital light processing; SL – Stereolithography; PBF – Powder bed fusion; FFF – Form, fit, function; MFG of EUP – manufacturing of end use products; IBU – Industrial business unit; HCC – Healthcare and consumer; FFV – Form, fit, visual

2. Industry-leading systems portfolio addressing both prototyping as well as additive manufacturing requirements

Polymer	UV-curable Photopolymer	Thermoplastic	Advanced Polymers	Polymer
				
PolyJet	**Stereolithography**	**FDM**	**Origin P3**	**SAF**
Prototypes / medical dental / fashion	Prototypes / tooling / molds	Manufacturing tools / production parts	Mass production	Mass production
Detailed **multi color, multi-material** realism	Proven **reproducibility & dependability** with industrial-grade materials	**Accuracy, consistency,** and prevailing industrial standard	Highly **complex and accurate parts**, with broad material options	Consistently accurate, cost-effective parts at **mass production scale**

Manufacturing accounts for ~33% of annual revenue, up from ~20% a few years ago

Note: FDM – Fused deposition modeling; SAF – Selective absorption fusion

2. Industries are turning to 3D Printing for end-use parts

Service bureaus



Components like hinges, clips, snap fit parts such as connectors, and housings

Automotive



Impact resistant parts such as shatter-proof trims

Industrial machinery



Electronic housings, covers, brackets, ducts for industrial machinery

Consumer goods



Covers, clips, housings, parts such as eyewear, consumer electronic cases, earphones

2. Stratasys printing technologies provide additive manufacturing at industrial scale

GENERAL ATOMICS AERONAUTICAL



Goal: Grow % of BOM on UAVs from <1% up to 50%

Medtronic



Reducing tooling costs by 80% vs. machined parts

ALSTOM



Reducing spare part lead times by 95%

2. Diversified portfolio of materials with broad manufacturing use cases

Stratasys agrees to acquire Covestro's AM materials business



- Global R&D, development and sales teams
- Portfolio of 60 materials
- Hundreds of patents and patents pending

New Validated industrial materials for Origin One 3D Printer



- P3 Stretch 475 from Henkel Loctite – soft elastomer for applications such as automotive door seals
- P3 Deflect 120 from Evonik – High strength at high temperatures, ideal for molds

13 Validated FDM materials and OpenAM now available



- Filaments from VICTREX, Kimya, Covestro
- New color options for ULTEM 9085 resin, PC, PCS-ABS – more end-use applications
- OpenAM software provides access to open market filaments or proprietary formulas

TrueDent - FDA 510(k) clearance for revolutionary dentures resin



- Will be a disruptive growth driver for Stratasys in dentures
- $5B+ addressable market in the US; EMEA to follow next year

Note: FDM – Fused deposition modeling

3. Stratasys' services business is highly critical and synergistic to other offerings

Innovation

- Direct Manufacturing is an integral component of the Stratasys innovation ecosystem – feedback from Direct manufacturing helped in the development of the Origin One and H350 printers
- Broad use cases allow for extended testing of new materials and helps in generating innovative solutions

Client relationship / acquisition

- Allows clients to realize the power of additive manufacturing technology without significant investment in equipment
- Lead generation tool for internal sales team
- Enables cross promotion of software platform and printing machines

Revenue diversification and visibility

- Revenue diversification – ~30% of revenue is generated from direct manufacturing
- Helps generate recurring and re-occurring revenue stream

SELECT CASE STUDY:

BOEING

Boeing has qualified Stratasys for 3D-printed flight parts

For more than a few years Stratasys has been printing many thousands of manufacturing parts for Boeing each year via Stratasys Direct, on-demand parts business

Demonstrates Stratasys' ability to provide more value manufacturing customers, deepen customer relationship and create significant stream of re-occurring revenues

4. The GrabCAD platform – large polymer materials portfolio Software platform – most advanced to integrate with MFG industry

Stratasys does not offer multiple different softwares to customers; Grab CAD is offered as a single software platform

THE DIGITAL THREAD



• Enterprise ready
• Integrated
• Open
Manufacturing
3rd Party OEMs
Additive Traditional
stratasys
Additive
GrabCAD Print
GrabCAD Shop
GrabCAD Control
GrabCAD Connect
SDK
Plug In
Enterprise
PLM, ERP, MES
IT
SSO, SAML
Partner Program
Security, FEA, MES
GrabCAD SDK
Analyze
Quality
Post Processing
Additive Traditional

OUR SOFTWARE PARTNERS

Enterprise ecosystem	AMFG, OQTON, LINK3D, SIEMENS
Digital rights, security, traceability	Identify3D, VISTORY
Reports & dashboarding	INDUSINTEL, LINK3D, SIEMENS, OQTON
DFAM & print prep	MSC Software, riven
CAD support & integrations	SIEMENS NX, SOLIDWORKS, ptc creo, KeyShot

Fully integrated and single software platform seamlessly addressing customer requirements from design through production, with ~40,000 users

Source: Stratasys management

5. M&A and collaborations have driven growth and diversification across our business lines

SOFTWARE

AXIAL3D

- $10M strategic investment
- Axial3D's AI-powered algorithms shave hours off time to prepare scans for 3D Printing models
- Stratasys and Axial3D preparing joint offering to make models more accessible to hospitals and medical device makers worldwide

BIOPRINTING

CollPlant
Pioneering Regenerative Medicine

- Joint development and commercialization agreement to collaborate on the development of a solution to bio-fabricate human tissues and organs using Stratasys' P3 technology-based bioprinter
- The new bioprinter will enable the production of CollPlant's state of the art breast implants, which are being designed to regenerate an individual's natural breast tissue

SOFTWARE

riven

- Cloud-based closed-loop quality assurance for additive manufacturing – ensuring parts match CAD files
- Latest version uses AI to predict and pre-adjust model changes in advance

ADDITIVE MANUFACTURING

covestro (Additive Manufacturing Materials Business)

- Included R&D facilities and activities, global development and sales teams internationally, approximately 60 additive manufacturing materials, and an extensive IP portfolio comprised of hundreds of patents
- Key part of Stratasys' third-party materials ecosystem, and the acquisition benefited customers using multiple Stratasys 3D Printing platforms, including its Origin P3, Neo stereolithography, and H350 printers

MASS PRODUCTION

ORIGIN

- Enabled Stratasys to expand its leadership through innovation in the fast-growing mass production parts segment
- Origin's proprietary P3 technology has been an important growth engine, helping Stratasys' leadership position in polymers and production applications in industries such as dental, medical, tooling, and select industrial, defense, and consumer goods segments

Agenda

1. Stratasys has the winning growth strategy
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. Stratasys has best-in-class governance and ESG practices
4. Nano Dimension's offer substantially undervalues Stratasys' leadership position and growth opportunities, including in light of the pending merger with Desktop Metal
5. Nano Dimension's campaign is misinformed
6. **Nano Dimension's campaign is opportunistic and has been made with questionable authority**

Nano Dimension's campaign is of questionable authority

Stratasys believes that:

1. Nano will not be able to manage a sizable business like Stratasys given Nano's sub-scale operations and lack of experience in running a large operating company
2. Nano has a track record of poor governance policies
3. Nano has repeatedly made false claims against Stratasys' Board of Directors and management
4. The aim of Nano's campaign against Stratasys is to create a distraction for its own shareholders; Composition of Nano's Board and the legality of its actions remain in question

We believe Nano Dimension has a **poor track record of governance policies**

- Nano does not disclose the voting results of its Director elections and changes classification of directors to avoid facing shareholder votes
- Nano's classified Board with 3-year terms limits the ability of shareholders to hold the Board accountable for performance
- Nano does not respect the right for its shareholders to call special meetings (despite being required by Israeli Law)
- Nano does not accept the overwhelming vote of its own shareholders to reform its board
- Nano pursues value destructive acquisitions to avoid returning cash to shareholders (e.g. DeepCube, NanoFabrica)
- Nano's market capitalization is currently ~$170M below the value of its cash and cash equivalents, demonstrating the extent of the value destruction of its own current management

Nano's poor governance record portends how Nano's representatives on Stratasys' Board would act if Nano is able to take control of the Company pursuant to the Tender Offer

Source: FactSet as of 05/24/2023; Equity research

Legal legitimacy of Nano Dimension's entire campaign is questionable

Prima facie doubt whether decisions made by Nano's management have been made with legitimate authority; this campaign is acting as a distraction for Nano's shareholders from Nano's ongoing internal issues

Murchinson's proposals to reform Nano's corporate governance practices and replace the Board include the following:

- Allow shareholders to fill vacancies on the Board of Directors
- Allow shareholders to remove directors by a simple majority
- Remove four current directors of the Company: Yoav Stern (CEO and Chairman), Oded Gera, Igal Rotem and Dr. Yoav Nissan-Cohen
- Appoint two candidates to the Board: Mr. Kenneth H. Traub and Dr. Joshua Rosensweig – On April 17, 2023, Israeli court ruled that the Nano Board must add two observers

- March 12, 2023: ISS, Glass Lewis and Egan Jones recommend Nano shareholders support Murchinson's proposals
- **March 20, 2023: Nano shareholders overwhelmingly supported all four Murchinson proposals at special meeting**
  - Each of Murchinson's four proposals received support from approximately 92% of the votes cast for the Special Meeting (excluding abstentions)
- **June 18, 2023: Israel court hearing date to determine the legality of Murchinson's March 20th special meeting**

Composition of Nano's Board and the legality of its actions remain in question and its authority to submit and follow through on the Offer is under adjudication in Israeli courts

Nano Dimension has repeatedly misrepresented facts

NANO'S INACCURATE CLAIMS	REALITY
"Yoav (Zeif) and me [sic] are talking"	**Stratasys CEO Yoav Zeif had only one meeting with Yoav Stern and made it clear that Stratasys would respond once the Board's review of Nano's proposal was completed**
"I have met with two or three (current members of the Stratasys Board) … (they said the company) is going nowhere"	**No directors or any other representatives of Stratasys have met with anyone from Nano**
"The Board of Stratasys are paying themselves cash…They're not really shareholders"	**Majority of Stratasys Board compensation is equity-based and therefore is aligned with the interests of Stratasys shareholders**
"We did our due diligence for seven months"	**Given the inaccuracy of Nano's statements about Stratasys, we believe it is unlikely that they have done extensive due diligence**
$18.57 target price across all analysts (including J.P. Morgan)	**Nano references stale (pre-1Q23) research to mislead our shareholders; Median current target price for all current research is $19.30[1]**
"Stratasys' financial advisor's last target price before dropping coverage due to conflict of interest was at $16.00"	**Nano lacks clear understanding of Financial Advisor and Research department roles and misleads shareholders for its own interests**

Source: Nano YouTube video: "Let's Talk #10 – Stratasys is a strategic financial opportunity for Nano Dimension" 03/14/23 and "Let's Talk #21 - Analysis of Stratasys Transaction" 03/29/2023; [1] As of 05/25/2023

Nano Dimension has sub-scale operations relative to Stratasys

stratasys | NANODIMENSION

FINANCIALS

2022 REVENUE ($M)


651
44

2022 GROSS PROFIT ($M)[1]


312
14

2022 ADJUSTED EBITDA ($M)


36
(89)

OPERATIONAL

REVENUE PER EMPLOYEE ($)[2]


326K
77K
2,000 employees
564 employees

PATENTS[3]


1,700
80

Nano does not have a track record of operational excellence and is not equipped to successfully operate a global business at the scale of Stratasys

Note: Please refer to appendix for GAAP to non-GAAP reconciliation; Stratasys financials include 8 months of impact from MakerBot; [1] Non-GAAP gross profit for SSYS and IFRS gross profit for Nano; [2] Based on 2,000 SSYS employees and 564 Nano employees as mentioned in 2022 annual report, and 2022A revenue; [3] Per companies' disclosures in their 2022 annual report

Concluding remarks

1. **Stratasys has the winning growth strategy**
   Innovative, resilient and highly scalable business model with industry leading GTM strategy positions Stratasys for sustained, profitable growth

2. **Combination with Desktop Metal creates a leading high growth Additive Manufacturing company**
   Merger has significant upside potential

3. **Stratasys has best-in-class governance and ESG practices**
   Board's industry knowledge, experience, and skillset is highly relevant to the Company's strategy and objectives

4. **Nano's offer substantially undervalues Stratasys' industry leading position and growth opportunities, including in light of the pending merger with Desktop Metal**
   Bid implies significant discount to peers and does not take into consideration Stratasys' significant mid-term growth and margin expansion potential

5. **Nano's campaign is misinformed**
   Nano has consistently misrepresented facts

6. **Nano's campaign is opportunistic and has been made with questionable authority**
   Composition of Nano's Board and the legality of its actions remain in question, and its authority to submit and follow through on the Offer is under adjudication in Israeli courts

Source: SmarTech Analysis – December 2022

Appendix

Reiterating 2023 Outlook

REVENUE

Sequential growth through the year

- 2023 range: $620M-$670M
- 2H notably stronger than 1H
- 2022 revenue without MakerBot: $625M

GROSS MARGINS

Improving, with stronger 2H

- 2023 range: 48.0%-49.0%
- Targeting 50%+ in next few years

OPERATING EXPENSES

Improving as a percent of revenue

- 2023 range: $290M-$300M

OPERATING MARGINS

Improving through the year

- Non-GAAP operating margins 2.5%-3.5%

EARNINGS

Improvement momentum continues

- GAAP net loss of ($1.12)-($0.83) per diluted share
- Non-GAAP net income $0.12-$0.24 per diluted share
- Adjusted EBITDA of $35M-$50M, improving to 13%-15% of revenues longer term

CAPITAL EXPENSES

- 2023 range: $20M-$25M

POSITIVE OPERATING CASH FLOW

Desktop Metal also reiterated their 2023 outlook

Note: Please refer to appendix for GAAP to non-GAAP reconciliation



Customer success stories across end-use markets

Innovative solutions for clients at the cutting edge



Aerospace

Includes aviation, space flight, and defense technologies

BOOM

AMERICA'S NAVY



Automotive

Includes automotive OEMs, tier 1 to tier n's, as well as bus, trucks, and motorcycles



Medical

Includes other products for diverse medical use cases (i.e., prosthetics, medical tools, etc.)

Nicklaus Children's Hospital



Dental

Includes dentistry and orthodontics (i.e., dental aligners, dentures, guards, etc.)

PROTEC DENTAL LABORATORIES LTD.



Consumer

Includes final goods for households or personal use, as well as parts that aid in the manufacturing of final goods

ecco



Industrial

Includes all parts related to machinery and manufacturing not included in the other verticals

SIEMENS

TOYOTA

$35B GROWTH OPPORTUNITY IN DENTAL MASS PRODUCTION

Leading brands and superior technology to drive outsize growth in dental restorative market



- Insurance reimbursement on printed restorations available in US since Q1 ’23. Creates a $35B opportunity for AM to grow from <5% to >80% this decade
- Strategic partnership with industry leader Align Technology
- Leading materials including Flexcera with premier material properties and Truedent, the only monolithic multi-material direct printed dentures and restorations. Transformative capabilities to drive growth in ortho
- Leading digital dental & biofabrication production platform (Desktop Labs)
  - Positions us to enable digital workflows and managed chairside printing
  - Better patient outcomes and capture of larger portion of the value-chain
  - End-to-end solutions in biofabrication leveraging advanced R&D
- World-class team with experience executing this strategy

70+
—
Dental & biofabrication materials[2]

1,000+
—
Printers installed globally[2]

600,000+
—
Dentures printed since Flexcera launch in Jun-21[2,3]

Note: [1] Grand View Research 2021. Dental Laboratories Market Size, Share & Trends Analysis Report By Product (Restorative, Implant, Oral Care), By Equipment Type (Dental Lasers, Systems & Parts, Hygiene Maintenance Device), By Region, and Segment Forecasts, 2021 – 2028; [2] As of May 24, 2023; 3Based on management calculations

$100B GROWTH OPPORTUNITY IN METAL, CARBIDES AND CERAMICS

Bringing true mass production to metal additive manufacturing





- The industry's leading global position in binder jet with the highest throughput systems, over 15 print platforms covering 1L to 1,800L print volumes and more than +45 materials qualified
- Fastest 3D printing for metals, technical ceramics and carbides - up to 100X the speed of legacy technology[1]
- Largest and growing base of +1,200 customers
- Adoption at scale in large verticals like automotive and consumer electronics
- Strong traction in aerospace with mass production of parts and components flying in aerospace platforms from Airbus (319 neo), Rolls Royce Trent Engine and airframes from Sikorsky, Lockheed Martin and Northop Grumman
- High penetration in mass production of carbide cutting tools with leaders like Sandvik and Kennametal
- Leadership in 3D printing of nuclear materials via binder jet, an enabling technology for TRISO based SMRs and NTP
- Best in class technology for mass production of technical ceramics like Silicon Carbide
- Highly patented differentiated technology

Images courtesy of BMW and FreeForm Technologies; [1] Based on published speeds of binder jetting and laser powder bed fusion systems comparable to the Production System™ P-50 and using comparable materials and processing parameters

SSYS and DM are already transforming polymer mass-production

Select applications in mass-production

SPARE PARTS (ANYTHING ANYWHERE)



FOAM SOLUTION FOR LARGE PARTS IN AEROSPACE & AUTOMOTIVE



INDUSTRIAL REPLACEMENT OF INJECTION MOLDING



INDUSTRIAL ACCURATE PARTS (E.G., CONNECTORS)



Non-GAAP reconciliation

	Twelve months ended December 31, 2022		
	GAAP	Adjustments	Non-GAAP
Gross Profit (1)	$276,467	$36,016	$312,483
Operating income (Loss) (1,2)	(57,159)	70,691	13,532
Net income (Loss) (1,2,3)	(28,974)	39,235	10,261
1) Acquired intangible assets amortization expense		28,158	
Non-cash stock-based compensation expense		4,083	
Restructuring and other related costs		(174)	
Impairment charges		3,949	
		36,016	
2) Acquired intangible assets amortization expense		8.950	
Non-cash stock-based compensation expense		29,378	
Restructuring and over related costs		2,737	
Revaluation of investments		3,777	
Contingent consideration		(18,293)	
Other expenses		8,126	
		34,675	
		70,691	
3) Corresponding tax effect		4,989	
Equity method related amortization, divestments and impairments		2,285	
Adjustments attributable to non-controlling interest		406	
Gain from deconsolidation		(39,136)	
		39,235	

Note: $ in millions unless noted otherwise. All numbers and percentages rounded

Thank You



stratasys